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                                                                    EXHIBIT 4.16

                      SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment"), dated as of June 5, 2002, is entered into among ELCOR CORPORATION a Delaware corporation (the "Borrower"), the lenders listed on the signature pages hereof (the "Lenders"), BANK ONE, N.A., as Documentation Agent, FIRST UNION NATIONAL BANK, as Syndication Agent, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

                                   BACKGROUND

         A. The Borrower, the Lenders, the Documentation Agent, the Syndication Agent, the Administrative Agent, the Swing Line lender and the L/C Issuer are parties to that certain Credit Agreement, dated as of November 30, 2000, as amended by that certain First Amendment to Credit Agreement, dated as of March 31, 2001 (said Credit Agreement as amended, the "Credit Agreement"). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

         B. The Borrower has requested an amendment to the Credit Agreement and has notified the Administrative Agent of a proposed reduction in the Aggregate Commitments.

         C. The Lenders, the Documentation Agent, the Syndication Agent, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

             1.   AMENDMENTS.

                           (a)      Section 1.01 of the Credit Agreement is
                             hereby amended by adding the defined term "Private Placement Debt" thereto in proper alphabetical order to read as follows:

                  "Private Placement Debt" means that certain Indebtedness of the Borrower in the aggregate principal amount of $120,000,000 issued on or about June 7, 2002.

                           (b)      Section 7.09 of the Credit Agreement is
                             hereby amended to read as follows:

                  7.09 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation that limits the ability (a) of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower or (b) of the Borrower or any Subsidiary to

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         create, incur, assume or suffer to exist Liens on property of such
         Person, except in respect of clause (b) for such limitation under (i) the Private Placement Debt and (ii) any Swap Contract entered into with any Lender or any Affiliate of any Lender.

                           (c)      Schedule 2.01 to the Credit Agreement is
                             hereby amended to be in the form of Schedule 2.01 to this Second Amendment and the Commitment of each Lender and the Aggregate Commitments are hereby reduced and amended as set forth therein.

             2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, Company represents and warrants that, as of the date hereof and after giving effect to the waiver contemplated by the foregoing Section 2:

                           (a)      the representations and warranties contained
                             in the Credit Agreement and the other Loan
                             Documents are true and correct on and as of the date hereof as made on and as of such date;

                           (b)      no event has occurred and is continuing
                             which constitutes a Default or an Event of Default;

                           (c)      the Borrower has full power and authority to
                             execute and deliver this Second Amendment, and this Second Amendment has been duly executed and delivered by the Borrower, and this Second Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws; and

                           (d)      no authorization, approval, consent, or
                             other action by, notice to, or filing with, any governmental authority or other Person (including the consent of the Board of Directors of the Borrower) is required for the execution, delivery or performance by Company of this Second Amendment.

             3. CONDITIONS TO EFFECTIVENESS. This Second Amendment shall be effective upon satisfaction or completion of the following:

                           (a)      the Administrative Agent shall have received
                             counterparts of this Second Amendment executed by the Required Lenders;

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                           (b)      the Administrative Agent shall have received
                             counterparts of this Second Amendment executed by the Borrower and acknowledged by each Guarantor;

                           (c)      the Private Placement Debt shall have been
                             issued; and

                           (d)      the Administrative Agent shall have
                             received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

             4.   REFERENCE TO THE CREDIT AGREEMENT.

                           (a)      Upon the effectiveness of this Second
                             Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

                           (b)      The Credit Agreement, as amended by the
                             amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

             5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

             6.   GUARANTOR'S ACKNOWLEDGMENT. By signing below, each Guarantor
                  (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Second Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Second Amendment or any of the provisions contemplated herein,
                  (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

             7. EXECUTION IN COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

             8. GOVERNING LAW; BINDING EFFECT. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas

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                  applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.

             9. HEADINGS. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

         ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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         IN WITNESS WHEREOF, this Second Amendment is executed as of the date first set forth above.

                                       ELCOR CORPORATION

                                       By: _____________________________________
                                            Name:  _____________________________
                                            Title: _____________________________

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                                       BANK OF AMERICA, N.A., as Administrative
                                       Agent

                                       By: _____________________________________
                                            Name:  _____________________________
                                            Title: _____________________________

                                       BANK OF AMERICA, N.A., as a Lender, L/C
                                       Issuer and Swing Line Lender

                                       By: _____________________________________
                                            Name:  _____________________________
                                            Title: _____________________________

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                                       BANK ONE, N.A., as a Lender and
                                       Documentation Agent

                                       By: _____________________________________
                                            Name:  _____________________________
                                            Title: _____________________________

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                                       FIRST UNION NATIONAL BANK, N.A., as a
                                       Lender and Syndication Agent

                                       By: _____________________________________
                                            Name:  _____________________________
                                            Title: _____________________________

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                                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                       as a Lender

                                       By: _____________________________________
                                            Name:  _____________________________
                                            Title: _____________________________

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                                       THE FROST NATIONAL BANK, as a Lender

                                       By: _____________________________________
                                            Name:  _____________________________
                                            Title: _____________________________

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                                       COMERICA BANK-TEXAS, as a Lender

                                       By: _____________________________________
                                            Name:  _____________________________
                                            Title: _____________________________

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                                       COMPASS BANK, as a Lender

                                       By: _____________________________________
                                            Name:  _____________________________
                                            Title: _____________________________

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ACKNOWLEDGED AND AGREED TO:

ELK CORPORATION OF DALLAS
ELK CORPORATION OF TEXAS
ELK CORPORATION OF AMERICA
ELK CORPORATION OF ARKANSAS
ELK CORPORATION OF ALABAMA

By: ___________________________
    Name:______________________
    Title:_____________________

OEL, LTD.
CHROMIUM CORPORATION

By: ___________________________
    Name:______________________
    Title:_____________________

NELPA, INC.

By: ___________________________
    Name:______________________
    Title:_____________________

ELCOR SERVICE LIMITED PARTNERSHIP

By:      ELCOR MANAGEMENT CORPORATION,
         Its General Partner

By: ___________________________
    Name:______________________
    Title:_____________________

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ELCOR MANAGEMENT CORPORATION

By: ___________________________
    Name:______________________
    Title:_____________________

CYBERSHIELD OF GEORGIA, INC.
CYBERSHIELD, INC.
CYBERSHIELD INTERNATIONAL, INC.
CYBERSHIELD OF TEXAS, INC.
(formerly known as Chromium Corporation)

By: ___________________________
    Name:______________________
    Title:_____________________

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                                                                   SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES

           LENDER                            COMMITMENT           PRO RATA SHARE
           ------                            ----------           --------------
Bank of America, N.A.                    $  22,857,142.86         22.857142857%

First Union National Bank, N.A.          $  18,571,428.57         18.571428571%

Bank One, N.A.                           $  18,571,428.57         18.571428571%

Comerica Bank - Texas                    $  14,285,714.29         14.285714286%

The Frost National Bank                  $  11,428,571.43         11.428571429%

The Bank of Tokyo-Mitsubishi, Ltd.       $   8,571,428.57          8.571428572%

Compass Bank                             $   5,714,285.71          5.714285714%

            TOTAL                        $1,00,000,000.00        100.000000000%